Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the following plans:

(1) GTx, Inc. 2013 Equity Incentive Plan

(2) GTx, Inc. 2013 Non-Employee Director Equity Incentive Plan

(3) GTx, Inc. Directors’ Deferred Compensation Plan;

of our reports dated March 5, 2013, with respect to the financial statements of GTx, Inc. and the effectiveness of internal control over financial reporting of GTx, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Memphis, Tennessee
May 6, 2013